UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 16, 2025

Date of Report (Date of earliest event reported)

Zura Bio Limited

(Exact name of registrant as specified in its charter)

Cayman Islands	001-40598	98-1725736
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1489 W. Warm Springs Rd. #110

Henderson, NV 89014

(Address of principal executive offices,

including zip code)

(702) 825-9872

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Ordinary Shares, par value $0.0001 per share	ZURA	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Zura Bio Limited (the “Company”) entered into share surrender and warrant agreements (the “Agreements”) with entities affiliated with Venrock Healthcare Capital Partners (collectively, “Venrock”) on April 16, 2025 and AI Biotechnology, LLC (“AI Biotechnology” and, together with Venrock, the “Shareholders”) on April 17, 2025, pursuant to which (i) Venrock and AI Biotechnology will surrender an aggregate of 3.5 million and 3.0 million shares, respectively, of the Company’s Class A ordinary shares, par value $0.0001 per share (the “Ordinary Shares”), owned by the Shareholders, for no consideration, which will be immediately cancelled and retired, upon surrender; and (2) the Company will issue pre-funded warrants (the “Warrants”) to Venrock and AI Biotechnology to purchase an aggregate of 3.5 million and 3.0 million Ordinary Shares, respectively, with an exercise price of $0.001 per share and no expiration date. The Warrants will be exercisable immediately and have substantially identical terms to the form of warrant previously filed on April 22, 2024 as Exhibit 4.1 to the Company’s Current Report on Form 8-K (File No. 001-40598). A holder of the Warrants (together with its affiliates and other attribution parties) may not exercise any portion of a Warrant to the extent that immediately prior to or after giving effect to such exercise the holder would beneficially own more than 9.99% of the Company’s outstanding common shares immediately after exercise, which percentage may be increased or decreased to any other percentage specified not in excess of 9.99% at the holder's election upon 61 days’ notice to the Company subject to the terms of the Warrants. Immediately following the share surrender and issuance of the Warrants, the total number of the Company’s outstanding Class A ordinary shares and pre-funded warrants are expected to be 61,874,998 and 30,384,348, respectively.

The descriptions of the Agreements and the Warrants are not complete and are qualified in their entirety by reference to the Agreements and the form of Warrant, which are filed as Exhibits 10.1, 10.2 and 4.1, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01, above, is hereby incorporated by reference. The issuance of the Warrants will be made in reliance upon an exemption from registration pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
4.1	Form of Warrant.
10.1	Share Surrender and Warrant Agreement, dated as of April 16, 2025, by and among the Company and Venrock Healthcare Capital Partners EG, L.P., Venrock Healthcare Capital Partners III, L.P., and VHCP Co-Investment Holdings III, LLC.
10.2	Share Surrender and Warrant Agreement, dated as of April 17, 2025, by and between the Company and AI Biotechnology, LLC.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZURA BIO LIMITED

Date: April 17, 2025	By:	/s/ Kim Davis
Kim Davis
Chief Operating Officer, Chief Legal Officer and Corporate Secretary